EXHIBIT 23

                        INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this report on Form
8-K/12g-3 of Union Bankshares, Inc. of our report dated January 12, 1999, relating to the financial statements as of December 31, 1998 and December 31, 1997 of Citizens Savings Bank and Trust Company contained in the Registration Statement on Form S-4 of Union Bankshares, Inc., as amended by Amendment No. 1 and Amendment No. 2 (Reg. No. 333-82709).



                                       /s/ A.M. Peisch & Company

A.M. Peisch & Company
December 10, 1999
White River Junction, Vermont
VT Reg. No. 92-0000102